Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-211220 on Form S-3 of our report dated February 23, 2018, relating to the consolidated financial statements of Burlington Northern Santa Fe, LLC and subsidiaries, appearing in this Annual Report on Form 10-K of Burlington Northern Santa Fe, LLC for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
February 23, 2018

E-2